APPENDIX A

TO

CUSTODIAN AGREEMENT

SSGA Active Trust

SPDR® Bridgewater® All Weather® ETF

SPDR® Galaxy Digital Asset Ecosystem ETF

SPDR® Galaxy Hedged Digital Asset Ecosystem ETF

SPDR® Galaxy Transformative Tech Accelerators ETF

SPDR® SSGA IG Public & Private Credit ETF

SPDR® SSGA My2026 Corporate Bond ETF

SPDR® SSGA My2026 Municipal Bond ETF

SPDR® SSGA My2027 Corporate Bond ETF

SPDR® SSGA My2027 Municipal Bond ETF

SPDR® SSGA My2028 Corporate Bond ETF

SPDR® SSGA My2028 Municipal Bond ETF

SPDR® SSGA My2029 Corporate Bond ETF

SPDR® SSGA My2029 Municipal Bond ETF

SPDR® SSGA My2030 Corporate Bond ETF

SPDR® SSGA My2030 Municipal Bond ETF

SPDR® SSGA My2031 Corporate Bond ETF

SPDR® SSGA My2031 Municipal Bond ETF

SPDR® SSGA My2032 Corporate Bond ETF

SPDR® SSGA My2033 Corporate Bond ETF

SPDR® SSGA My2034 Corporate Bond ETF

SPDR® SSGA My2035 Corporate Bond ETF

State Street® Blackstone High Income ETF (formerly, SPDR® Blackstone High Income ETF)

State Street® Blackstone Senior Loan ETF (formerly, SPDR® Blackstone Senior Loan ETF)

State Street® DoubleLine® Emerging Markets Fixed Income ETF (formerly, SPDR® DoubleLine® Emerging Markets Fixed Income ETF)

State Street® DoubleLine® Short Duration Total Return Tactical ETF (formerly, SPDR® DoubleLine® Short Duration Total Return Tactical ETF)

State Street® DoubleLine® Total Return Tactical ETF (formerly, SPDR® DoubleLine® Total Return Tactical ETF)

State Street® Fixed Income Sector Rotation ETF (formerly, SPDR® SSGA Fixed Income Sector Rotation ETF)

State Street® Global Allocation ETF (formerly, SPDR® SSGA Global Allocation ETF)

State Street® Income Allocation ETF (formerly, SPDR® SSGA Income Allocation ETF)

State Street® Loomis Sayles Opportunistic Bond ETF (formerly, SPDR® Loomis Sayles Opportunistic Bond ETF)

State Street® Multi-Asset Real Return ETF (formerly, SPDR® SSGA Multi-Asset Real Return ETF)

State Street® Nuveen Municipal Bond ETF (formerly, SPDR® Nuveen Municipal Bond ETF)

State Street® Nuveen Municipal Bond ESG ETF (formerly, SPDR® Nuveen Municipal Bond ESG ETF)

State Street® Short Duration IG Public & Private Credit ETF

State Street® Ultra Short Term Bond ETF (formerly, SPDR® SSGA Ultra Short Term Bond ETF)

State Street® US Equity Premium Income ETF (formerly, SPDR® SSGA US Equity Premium Income ETF)

State Street® US Sector Rotation ETF (formerly, SPDR® SSGA US Sector Rotation ETF)

Dated: October 31, 2025